Exhibit 3.331
CERTIFICATE OF INCORPORATION
OF
T. PEDONE & SONS, INC.
PURSUANT TO SECTION 402 OF THE BUSINESS CORPORATION LAW
     We, the undersigned, desiring to form a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, do hereby make, subscribe and acknowledge this Certificate for that purpose as follows:
     FIRST. The name of the proposed corporation is
T. PEDONE & SONS, INC.
     SECOND. The purposes for which said corporation is to be formed are to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do; viz:
     To conduct the business of collecting garbage and other refuse and of disposing of the same.
     To collect, acquire, hold; remove, make use of and dispose of in any lawful manner refuse of every nature, consumable or unconsumable, liquid or solid.
     To manufacture, purchase or otherwise acquire, deal in, use, sell or otherwise dispose of and to install, operate, maintain and repair incenerator, garbage and refuse disposal machines, devices and plants, and any and all materials, products and machinery useful in the manufacture, use and sale of such commodities.
     To bid upon, enter into and carry out contracts for the construction of sewage plants, sewage disposal systems, drainage systems, waste removal systems and irrigation systems.
     To do anything else necessary or incidental to the carrying on of the business of collecting and disposing of garbage and refuse.
     THIRD. The total number of shares that may be issued is Two Hundred (200), all of which are to be without par value.
     FOURTH. The shares shall be designated “common stock”.

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     FIFTH. The office of the corporation shall be located in the City and County of Schenectady, State of New York.
     SIXTH. The Secretary of State is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it may be served within the State of New York. The address to which the Secretary of State shall mail a copy of process served upon him pursuant to law is 821 Gerling Street, Schenectady, New York, 12308.
     IN WITNESS WHEREOF, we have made and subscribed this certificate this 29th day of December, 1964.

/s/ ANGELO PEDONE
ANGELO PEDONE
821 Gerling Street Schenectady, New York

/s/ VINCENT PEDONE
VINCENT PEDONE
1445 Lowell Road Schenectady, New York

STATE OF NEW YORK	)
	)	ss. :
COUNTY OF ALBANY	)
     On this 29th day of December, 1964 before me, the subscriber personally appeared ANGELO PEDONE and VINCENT PEDONE, to me personally known and known to me to be the same persons described in and who executed the within Instrument and they duly and severally acknowledged to me that they executed the same.

/s/ [ILLEGIBLE]
NOTARY PUBLIC

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R*385-Certificate of Amendment of Certificate of Incorporation; Business Corporation Law 1805	Copyright 1943 by Julius Blumberg, Inc, Law Blank Publishers so Exchange Place at Broadway, New York
Certificate of Amendment of the Certificate of Incorporation of
T. PEDONE & SONS, INC.
under Section 805 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT:
(1)	The name of the corporation is T. PEDONE & SONS, INC.

(2)	The certificate of incorporation was filed by the department of state on the 4th day of February 1965

(3)	The certificate of incorporation of this corporation is hereby amended to effect the following change
a. to change the corporate name. Paragraph One of the certificate is amended to read:
“1. The name of the Corporation is MODERN WASTE SERVICE, INC.”

(4)	The amendment to the certificate of incorporation was authorized:

*	at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, *this certificate has been subscribed this* 5th *day of* June 1970 *by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.*

Type name	*Capacity in which signed*	*Signature*
Emilio A. Fusco	President	Emilio A. Fusco
Vincent Pedone	Secretary	Vincent Pedone

Certificate of Amendment of the Certificate of Incorporation of

479
2/4/65

T. PEDONE & SONS, INC.

new name on 6/9

Schenectady
Schenectady Co

under Section 805 of the Business Corporation Law

(N)

Filed By: LOMBARDI and REINHARD

Address: 34 Jay Street
Schenectady, New York 12305

840041 - 3

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 12 1970
TAX $ None
FILING FEE $ 30

John P. Lomenzo
Secretary of State
By VKB

47 Schenectady

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CERTIFICATE OF MERGER
OF
PEDONE BROTHERS, INC. and
MODERN WASTE SERVICE, INC.
INTO
MODERN WASTE SERVICE, INC.
Under Section 904 of the Business Corporation Law
     The undersigned, ROGER A. RAMSEY and HOWARD S. HOOVER, JR., being the Vice President and Assistant Secretary, respectively, of Modern Waste Service, Inc. and Pedone Brothers, Inc., each of said corporations being domestic corporations, organized and existing under and by virtue of the laws of the State of New York, do hereby certify and set forth:
     1. The Plan of Merger was adopted by the Board of Directors of each constituent corporation and authorized and approved by the Stockholders of each respective constituent corporation.
     2. The name of each constituent corporation is as follows:
PEDONE BROTHERS, INC.
MODERN WASTE SERVICE, INC.
     The name under which Modern Waste Service, Inc. was formed is T. Pedone & Sons, Inc.
     3. The name of the surviving corporation is Modern Waste Service, Inc.
     4. Pedone Brothers, Inc. has issued and outstanding 100

shares of no par value common stock, all of which constitute but one class of stock and are entitled to vote.
     Modern Waste Service, Inc. has issued and outstanding 200 shares of no par value common stock, all of which constitute but one class of stock and are entitled to vote.
     5. The Certificate of Incorporation of the surviving corporation, Modern Waste Service, Inc., is hereby amended to change the name of said corporation to BROWNING-FERRIS INDUSTRIES OF NEW YORK, INC.
     Article FIRST of the Certificate of Incorporation of Modern Waste Service, Inc. is hereby amended to read as follows:
“The name of the corporation is Browning-Ferris Industries of New York, Inc.”
     6. The effective date of the merger of Pedone Brothers, Inc. and Modern Waste Service, Inc. into Modern Waste Service, Inc. is the 30th day of September, 1973.
     7. The Certificate of Incorporation of Pedone Brothers, Inc. was filed by the Department of State on the 1st day of April, 1963.
     The Certificate of Incorporation of Modern Waste Service, Inc. was filed by the Department of State on the 4th day of February, 1965.
     8. The merger of Pedone Brothers, Inc., and Modern Waste Service, Inc. was authorized: (a) in respect to Pedone Brothers, Inc., a constituent corporation by the affirmative vote of the holders of two-thirds (2/3) of all outstanding shares entitled to vote; and (b) in respect to Modern Waste Service, Inc. by the affirmative vote of the holders of two-thirds (2/3) of all outstanding shares entitled to vote.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of September, 1973, and we affirm the statements contained herein as true under penalties of perjury.

PEDONE BROTHERS, INC.
BY	/s/ Roger A. Ramsey
Roger A. Ramsey, Vice President

BY	/s/ Howard S. Hoover
Howard S. Hoover, Assistant Secretary

MODERN WASTE SERVICE, INC.
BY	/s/ Roger A. Ramsey
Roger A. Ramsey, Vice President

BY	/s/ Howard S. Hoover
Howard S. Hoover, Assistant Secretary

STATE OF TEXAS	)	SS. :
COUNTY OF HARRIS	)
     ROGER A. RAMSEY and HOWARD S. HOOVER, each being duly sworn, does for himself depose and say that he is the Vice President and Assistant Secretary, respectively, of Modern Waste Service, Inc. and Pedone Brothers, Inc., each corporation named and described in the foregoing Certificate; that he has read the foregoing Certificate, that he knows the contents thereof, and that the same is true of his own knowledge.

/s/ Roger A. Ramsey
Roger A. Ramsey

/s/ Howard S. Hoover
Howard S. Hoover

Sworn to before me this
20th day of September, 1973.

/s/ Carole J. Gifford
Notary Public Carole J. Gifford
Commission Expires June 1, 1975